UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) March 23, 2005

                              Matrix Bancorp, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
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                 (State or Other Jurisdiction of Incorporation)

          0-21231                                    84-1233716
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  (Commission File Number)               (IRS Employer Identification No.)

     700 Seventeenth Street, Suite 2100
     Denver, Colorado                                        80202
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     (Address of Principal Executive Offices)              (Zip Code)

                                 (303) 595-9898
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On November 30, 2004, Matrix Bancorp, Inc. (the "Company") announced that the Company and certain of its subsidiaries had entered into definitive agreements to sell the 45% membership interest in Matrix Settlement & Clearance Services, LLC ("MSCS") indirectly owned by the Company as well as substantially all of the assets of the trust operations (the "trust operations assets") of Matrix Capital Bank, the Company's subsidiary. MSCS provides automated clearing and settlement services for financial institutions, trust companies, broker-dealers and third-party administrators. Matrix Capital Bank serves as custodian or trustee of various customers of MSCS in connection with the MSCS mutual fund clearing and settlement activities.

     The purchaser of the membership interest and the trust operations assets is MG Colorado Holdings, Inc. ("MGCH"), which is an entity controlled by the principals of Optech Systems, Inc., one of the original co-owners of MSCS along with the Company.

     In consideration of the sale of the 45% membership interest, MGCH issued to MSCS Ventures, Inc., a Company subsidiary ("MSCS Ventures"), 194,792 shares of MGCH common stock, or approximately 5% of the outstanding common stock of MGCH, and paid MSCS Ventures approximately $10.3 million in cash. This portion of the transaction closed on December 1, 2004.

     Pursuant to a Contribution Agreement among MGHC, MSCS Ventures, Matrix Capital Bank, Matrix Bancorp, Optech Systems, Inc. and the remaining members of MSCS, MGCH agreed to issue to Matrix Capital Bank 75,000 shares of MGCH common stock, or approximately 2% of the outstanding common stock of MGCH, as consideration of the sale of the trust operations assets of Matrix Capital Bank. For regulatory purposes, Matrix Capital Bank anticipates immediately selling the MGCH stock issued to it to MSCS Ventures. Consummation of the sale of the trust operations assets is conditioned on customary closing conditions, including receipt of applicable regulatory approvals and other necessary third party consents and approvals. In the event that such closing conditions are not met prior to December 1, 2005, the parties shall be relieved from any further obligations in connection with the sale of the trust operations assets from Matrix Capital Bank to MGCH.

     The parties entered into Amendment No. 1 to the Contribution Agreement on March 23, 2005. The amendment altered the structure of the closing of the sale of the trust operation assets. Matrix Capital Bank has agreed that upon receipt of all regulatory approvals, instead of directly transferring the trust operation assets to MGCH, it will contribute the trust operation assets to a newly formed wholly-owned limited liability company and subsequently sell and assign the new company's membership interests to MGHC, thereby transferring the trust operation assets to MGHC.

     Amendment No. 1 to the Contribution Agreement is filed as Exhibit 10.1 hereto. The foregoing description of Amendment No. 1 to the Contribution Agreement is qualified in its entirety by the full text of such document, which is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          10.1 Amendment No. 1 to Contribution and Sale Agreement, by and among Bluff Point Associates Corp., McInerney/Gabriele Family Limited Partnership, R. Clifton D'Amato, John H.
                    Moody, MSCS Ventures, Inc., Matrix Bancorp, Inc., Matrix Capital Bank, Optech Systems, Inc., Let Lee and MG Colorado Holdings, Inc., dated March 23, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 28, 2005                         MATRIX BANCORP, INC.


                                               By:  /s/ Allen McConnell
                                               Name:  Allen McConnell
                                               Title: Senior Vice President

                                  EXHIBIT INDEX

Exhibit No.         Description

10.1 Amendment No. 1 to Contribution and Sale Agreement, by and among Bluff Point Associates Corp., McInerney/Gabriele Family Limited Partnership, R. Clifton D'Amato, John H.
                    Moody, MSCS Ventures, Inc., Matrix Bancorp, Inc., Matrix Capital Bank, Optech Systems, Inc., Let Lee and MG Colorado Holdings, Inc., dated March 23, 2005.